SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 17, 2006

                         Affinity Technology Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      0-28152                 57-0991269
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

                8807 A Two Notch Road
                      Columbia, SC                          29223
      (Address of principal executive offices)            (Zip code)

                                 (803) 758-2511
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.245)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))


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                Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

       Effective as of June 3, 2002, Affinity Technology Group, Inc. (the "Company") entered into a Convertible Note Purchase Agreement, dated June 3, 2002 (the "Agreement"), among the Company and the investors named therein (the "Investors"), pursuant to which the Company may from time to time issue its 8% convertible secured notes ("Notes") in the aggregate principal amount not to exceed $1.5 million.

       Effective as of April 17, 2006, the Company amended the Agreement as follows:

          o to increase the aggregate principal amount of Notes that may be issued by the Company under the Agreement from $1.5 million to $3.0 million; and

          o to confirm the ability of the Company to issue Notes that have a conversion price that is greater than $0.20 per share.

       Joseph A. Boyle, the Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company, is the holder of a Note in the original principal amount of $125,000 and has consented to the amendments to the Agreement described above. In addition, The South Financial Group, Inc., which the Company believes is the beneficial owner of in excess of 10% of the Company's outstanding shares of common stock, is the holder of a convertible note in the principal amount of $100,000 and has consented to the amendments to the Agreement described above.

                        Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

       (a) Reference is made to the information under Item 1.01, Entry into a Material Definitive Agreement, above, which is hereby incorporated herein by reference.

       As of the date of this report, the Company has issued an aggregate of $1,425,336 principal amount of its Notes under the Agreement, and the aggregate amount of principal and accrued interest outstanding under all Notes that have not been converted is $1,414,110. Because the Company is in default in the payment of principal and accrued interest under certain of these Notes, the full amount of principal and interest under all Notes is currently due and payable.


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                  Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)    Not Applicable

(b)    Not Applicable

(c)    Not Applicable

(d)    The following exhibit is filed with this Report:

10.1 Letter Agreement, effective as of April 17, 2006, between Affinity Technology Group, Inc. (the "Company") and the holders of the 8% convertible notes issued under the Convertible Note Purchase Agreement, dated as of June 3, 2002, among the Company and the investors named therein.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Affinity Technology Group, Inc.

By:  /s/ Joseph A. Boyle
     -------------------
     Joseph A. Boyle
     Chairman, President, Chief Executive Officer and Chief Financial Officer (principal executive and financial officer)

Date:  April 20, 2006



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